Exhibit 24
POWER OF ATTORNEY
          Know all by these presents, that the
undersigned hereby constitutes and appoints each of
(i) the Chief Financial Officer of Wayfair Inc., a
Delaware corporation (the "Company"), who is
currently Michael Fleisher, and (ii) the Company's
General Counsel, who is currently Enrique Colbert,
and each of them singly, the undersigned's true and
lawful attorney-in-fact, with full power of
substitution and resubstitution, to:
(1)         prepare, execute for and on behalf of
the undersigned, and file with the U.S. Securities
and Exchange Commission (the "SEC"), a Form ID
(including any amendments thereto) and any other
documents necessary or desirable to enable the
undersigned to make electronic filings with the SEC
of reports required by Section 16(a) of the
Securities Exchange Act of 1934 and the rules
promulgated thereunder (the "Exchange Act");
(2)      prepare, execute for and on behalf of the
undersigned, and file with the SEC, in the
undersigned's capacity as an officer and/or director
and/or stockholder of the Company, Forms 3, 4, and 5
(including any amendments thereto) in accordance
with Section 16(a) of the Exchange Act;
(3)      do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to prepare and execute such Form ID and/or
Form 3, 4, or 5 (including any amendments thereto),
and timely file such form(s) with the SEC and any
stock exchange or similar authority; and
(4)        take any other action of any type
whatsoever in connection with the foregoing which,
in the opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally
required by, the undersigned, it being understood
that the documents executed by such attorney-in-fact
on behalf of the undersigned pursuant to this Power
of Attorney shall be in such form and shall contain
such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.
          The undersigned hereby grants to each such
attorney-in-fact, acting singly, full power and
authority to do and perform any and all acts and
things necessary or desirable to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do in person, hereby
ratifying and confirming all that such
attorney-in-fact, or any such attorney-in-fact's
substitute or substitutes, may lawfully do or cause
to be done by virtue of this Power of Attorney and
the rights and powers herein granted.  The
undersigned acknowledges that each such
attorney-in-fact, in serving in such capacity at the
request of the undersigned, is not assuming, nor is
the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the
Exchange Act.
         The undersigned agrees that each such
attorney-in-fact may rely entirely on information
furnished orally or in writing by the undersigned to
such attorney-in-fact. The undersigned also agrees
to indemnify and hold harmless the Company and each
such attorney-in-fact against any losses, claims,
damages or liabilities (or actions in these
respects) that arise out of or are based upon any
untrue statements or omission of necessary facts in
the information provided by the undersigned to such
attorney-in fact for purposes of preparing,
executing or filing Form ID and/or Forms 3, 4 or 5
(including amendments thereto) and agrees to
reimburse the Company and such attorney-in-fact for
any legal or other expenses reasonably incurred in
connection with investigating or defending against
any such loss, claim, damage, liability or action.
          This Power of Attorney supersedes any
power of attorney previously executed by the
undersigned regarding the purposes outlined herein
and the authority of any attorneys-in-fact named in
any such previous power of attorney is hereby
revoked. This Power of Attorney shall remain in full
force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to
the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier (a)
revoked by the undersigned in a signed writing
delivered to each such attorney-in-fact or (b)
superseded by a new power of attorney regarding the
purposes outlined herein dated as of a later date.
	          IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to be executed as
of the date below.
/s/ Steve Oblak
Name:  Steve Oblak
Date:  9/3/2014